Exhibit 10.2

ABRAXAS PETROLEUM CORPORATION

Employee Stock Option Agreement

Granted Under 2005 Employee Long-Term Equity Incentive Plan

1.	Grant of Option.

This agreement evidences the grant by Abraxas Petroleum Corporation, a Nevada corporation (the “Company”), on _________ (the “Grant Date”) to ______________, an employee of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2005 Employee Long-Term Equity Incentive Plan (the “Plan”), a total of ________________ shares (the “Shares”) of common stock, par value $.01 per share, of the Company (“Common Stock”) at $_______ per Share. Unless earlier terminated, this option shall expire in accordance with Section 3(c) below (the “Final Exercise Date”). Except as otherwise defined in this Agreement, capitalized terms used herein shall have the meaning set forth in the Plan.

It is intended that the option evidenced by this agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.	Vesting Schedule.

This option will become exercisable (“vest”) in twenty-five percent (25%) increments each year for four (4) years on the anniversary of the Grant Date, with the first increment vesting on the first anniversary of the Grant Date. This option shall expire upon, and will not be exercisable after, the Final Exercise Date.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3.	Exercise of Option.

(a)       Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

(b)        Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the date of grant of this option, an employee of the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Participant”).

(c)       Expiration of Awards. Unless otherwise provided in this Agreement or any severance agreement, vested Awards granted under the Plan shall expire, terminate, or otherwise be forfeited as follows:

	i.	three (3) months after the date of the termination of a Participant’s employment, other than in circumstances covered by (ii), (iii) or (iv) below;
	ii.	immediately upon termination of a Participant’s employment for Misconduct;
	iii.	twelve (12) months after the date of termination of the Participant’s employment if such termination was by reason of disability (within the meaning of Section 22(e)(3) of the Code); and
	iv.	twelve (12) months after the date of death of the Participant.
4.	Withholding.

No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option. The Participant agrees to notify the Company in writing immediately after the Participant makes a disqualifying disposition (within the meaning of Section 421 or 422 of the Code) of any Shares.

5.	Nontransferability of Option.

This option may not be sold, pledged, assigned, hypothecated, transferred or disposed of otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

6.	Provisions of the Plan.

This option is subject to the provisions of the Plan, a copy of which the Participant acknowledges has been furnished to the Participant with this option.

7.	No Additional Rights.

Neither this Agreement nor any of the transactions contemplated hereby shall affect any right of the Participant to continue as an employee of the Company or any Subsidiary thereof, or otherwise to provide services to the Company or any Subsidiary thereof.

8.	Amendments.

The Committee may amend the terms of this Agreement prospectively or retroactively at any time, but no such amendment shall impair the rights of the Participant hereunder without the Participant’s consent.

9.	Applicable Law.

This Agreement shall be governed by, and construed in accordance with the Laws of the State of Nevada, except to the extent that Federal Law is controlling.

IN WITNESS WHEREOF, the Company and Participant have executed this Agreement as of the Grant Date.

COMPANY:

ABRAXAS PETROLEUM CORPORATION

By:	_____________________________

Robert L. G. Watson, President

The undersigned Participant represents that he or she has read this Agreement and acknowledges that the option is subject to the terms of this Agreement and the Abraxas Petroleum Corporation 2005 Employee Long-Term Equity Incentive Plan.

PARTICIPANT:

______________________________

Printed Name: __________________

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